American Funds Inflation Linked Bond Fund

November 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$26
Class B	-
Class C	-
Class F1	-
Class F2	-
Total	$26
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-5E	-
Class R-6	$5,082
Total	$5,082

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0820
Class B	-
Class C	-
Class F1	-
Class F2	-
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F1	-
Class R-1	-
Class R-2	-
Class R-2E	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-5E	-
Class R-6	$0.0806

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	9,440
Class B	18
Class C	339
Class F1	209
Class F2	1,915
Total	11,921
Class 529-A	256
Class 529-B	4
Class 529-C	53
Class 529-E	14
Class 529-F1	23
Class R-1	8
Class R-2	17
Class R-2E	1
Class R-3	44
Class R-4	20
Class R-5	23
Class R-5E	1
Class R-6	113,193
Total	113,657

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$9.45
Class B	$9.42
Class C	$9.39
Class F1	$9.45
Class F2	$9.47
Class 529-A	$9.45
Class 529-B	$9.43
Class 529-C	$9.39
Class 529-E	$9.43
Class 529-F1	$9.47
Class R-1	$9.42
Class R-2	$9.41
Class R-2E	$9.46
Class R-3	$9.43
Class R-4	$9.45
Class R-5	$9.47
Class R-5E	$9.45
Class R-6	$9.47